UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 2013

MISCOR GROUP, LTD.

(Exact name of registrant as specified in its charter)

Indiana	000-52380	20-0995245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Nave Road, SE, Massillon, Ohio	44646
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (330) 830-3500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

MISCOR Group, Ltd. (the “MISCOR”) held a Special Meeting of Shareholders on September 12, 2013. At the meeting, shareholders approved and adopted the Agreement and Plan of Merger, dated as of March 13, 2013, by and among Integrated Electrical Services, Inc., MISCOR, and IES Subsidiary Holdings, Inc., a wholly-owned subsidiary of IES (“Merger Sub”), as amended by the First Amendment to Agreement and Plan of Merger, dated as of July 10, 2013, pursuant to which MISCOR will merge with and into Merger Sub, with Merger Sub surviving the merger as the “surviving corporation,” a direct, wholly-owned subsidiary of IES.

The shareholders also approved on an advisory basis MISCOR’s merger-related named executive officer compensation proposal as described in the joint proxy statement/prospectus. The final voting results from the meeting are as follows:

Proposal One—Adopt and Approve the Merger Agreement and Related Transactions

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
9,455,881	58,194	5,667	0

Proposal Two—Merger-related Named Executive Officer Compensation

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
9,307,973	147,952	63,817	0

Proposal Three—Adjournment of the Special Meeting

Because MISCOR’s stockholders approved Proposals One and Two, MISCOR did not call for a vote on the proposal to adjourn the special meeting to solicit additional proxies in favor of the Proposal One and Proposal Two.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MISCOR GROUP, LTD.

Date: September 12, 2013

/s/ Marc Valentin
	By:	Marc Valentin, CPA, CGMA
	Title:	Chief Accounting Officer